Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

FOR IMMEDIATE RELEASE

POINT BLANK SOLUTIONS REPORTS 2009 SECOND QUARTER RESULTS

Pompano Beach, FL, August 10, 2009 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, announced today its results of operations and financial position for the three and six months ended June 30, 2009.

For the quarter ended June 30, 2009, net sales were $54.7 million, compared to net sales of $11.1 million in the quarter ended June 30, 2008.  Soft body armor product net sales increased to $53.5 million for the three months ended June 30, 2009 compared to $9.9 million for the comparable period in 2008.

Military and Federal Government sales were $17.1 million for the three months ended June 30, 2009 compared to $1.6 million for the three months ended June 30, 2008.  International sales were $29.5 million for the period ended June 30, 2009 compared to $0.7 million in the comparable period in 2008.  Increases in these segments were primarily due to higher sales to the U.S. Military and Federal Government for the production of Improved Outer Tactical Vests (“IOTVs”) and to international markets for Outer Tactical Vests (“OTVs”) and ballistic components.  Offsetting this increase were lower Domestic/Distributor sales due to the market’s anticipation of the upcoming change in National Institute of Justice (“NIJ”) standards for soft body armor as well as the continued weakness in the national economy.  New NIJ .06 standards have since been adopted and the Company anticipates this will have a positive impact on Domestic/Distributor sales in future periods.

Gross profit for the second quarter of 2009 was approximately $4.4 million or 8.0% of net sales, as compared to approximately $(0.3) million or (2.7)% of net sales for the three months ended June 30, 2008.  The increase in gross profit margin as a percentage of net sales is due primarily to the positive impact of recent enhancements in the Company’s production facilities with the implementation of lean manufacturing.  Additionally, the increase was due to the 2008 gross profit being impacted by lower sales volume as a result of delays in contract awards, constraints on price increases due to the competitive market and higher raw material costs.

The increase in gross profit for the second quarter of 2009 as compared with the second quarter of 2008 was partially offset by restructuring charges of $0.4 million related to the net present value of minimum lease payments related to the closure of the Company’s Deerfield Beach facility, inventory adjustments totaling $1.6 million, partially offset by $1.0 million recovered by the sale of excess and obsolete inventory, and an expense of $0.9 million due to materials not meeting rigorous testing procedures.

Total operating costs were $9.1 million or 16.6% of net sales for the three months ended June 30, 2009 versus $(17.9) million or (161.3)% of net sales for the quarter ended June 30, 2008.  During the second quarter of 2008, the statute of limitations for the majority of the 2004 employment tax withholding obligations expired.  Accordingly, the charge and related liability originally recorded during 2004, totaling $26.1 million, was reversed during the second quarter of 2008.  In addition, increased costs during the quarter ended June 30, 2009 were due to higher general and administrative expenses which included $2.9 million in restructuring charges in an effort to reduce overhead on a go-forward basis, which was related to severance paid to former employees.  This increase was partially offset by decreases in equity-based compensation, general and administrative expenses and lower litigation and cost of investigations expenses.

The Company reported an operating loss of $4.7 million for the quarter ended June 30, 2009, compared to operating income of $17.7 million for the quarter ended June 30, 2008.  Net loss for the second quarter of 2009 was $1.8 million or a loss of $(0.03) per share versus net income of $10.6 million or earnings of $0.21 per share for the comparable period of 2008.

- MORE -

James R. Henderson, Acting CEO of Point Blank Solutions, Inc. commented, “During the past several months, we have worked aggressively to lower our cost structure, become more efficient and improve our competitive position.  Enhancements in manufacturing and our supply chain are beginning to have a positive impact on margins and should continue to add value.   Our core overhead, excluding the restructuring charges was down comparably while we produced significantly more products, on approximately $44 million higher sales.  And we’ve been able to improve our liquidity position compared to the first quarter.”

“Recent NIJ .06 certifications should contribute to a pick-up in commercial orders and we continue to fulfill other international and third-party contracts.  However, we are anticipating a slow-down in third quarter production volumes, given continued delays in government contracting.  We have taken steps to right size the organization to meet demand, while preserving our capital until existing solicitations are awarded and new orders are generated.  This Board and management team, remain highly focused on bringing this Company back to profitability and enhancing value for all shareholders,” Henderson continued.

Six Month Comparisons:
For the six months ended June 30, 2009, net sales were $109.6 million, compared to net sales of $61.0 million in the six months ended June 30, 2008, an increase of 79.7%.  Soft body armor product net sales increased to $107.3 million for the six months ended June 30, 2009 compared to $58.3 million for the comparable period of 2008.

Military and Federal Government sales were $54.7 million for the six months ended June 30, 2009 compared to $40.3 million for the comparable period in 2008, an increase of 35.7%.  International sales were $40.3 million for the six month period of 2009 compared to $1.0 million in the comparable period of 2008.  The increase was primarily due to the completion of two military contracts for OTVs and IOTVs and other international sales orders.  Offsetting the increase in net sales, were lower Domestic/Distributor sales, down approximately 28.1%, due to the market’s anticipation of the upcoming change in National Institute of Justice (“NIJ”) standards for soft body armor as well as continued weakness in the national economy.  Shortages of a ballistic material required for one of our vest models also delayed order fulfillment, reducing commercial sales in the first quarter of 2009.

Gross profit for the six months ended June 30, 2009 was approximately $6.9 million or 6.3% of net sales, as compared to approximately $8.5 million or 13.9% of net sales for the comparable period in 2008.  The decline in the gross profit margin as a percentage of net sales is due primarily to restructuring charges of $0.7 million, inventory adjustments of $1.6 million, partially offset by $1.3 million recovered on the sale of excess and obsolete inventory, an expense of $0.9 million related to materials not meeting rigorous testing procedures, the completion of lower margin contracts, and the temporary slow-down in shipments caused by additional testing required by the U.S. Military.

Total operating costs were $15.6 million or 14.2% of net sales for the six months ended June 30, 2009 versus $(7.6) million or (12.5)% of net sales for the six months ended June 30, 2008.  During the second quarter of 2008, the statute of limitations for the majority of the 2004 employment tax withholding obligations expired.  Accordingly, the charge and related liability originally recorded during 2004, totaling $26.1 million, was reversed during the second quarter of 2008.  In addition, increased costs during 2009 were due to higher general and administrative expenses, which included $3.0 million in restructuring charges in an effort to reduce overhead on a go-forward basis, of which $2.9 million was related to severance paid to former employees.  This increase was partially offset by decreases in equity-based compensation, general and administrative expenses, salaries and other reductions mainly related to non-recurring professional fees which have been substantially reduced from the comparable prior period and lower litigation and cost of investigations expenses.

The Company reported an operating loss of $8.7 million for the six months ended June 30, 2009, compared to operating income of $16.1 million for the comparable period in 2008.  Net loss for the six month period in 2009 was $4.3 million or a loss of $(0.08) per share versus net income of $9.6 million or earnings of $0.19 per share in the comparable period last year.

Conference Call Information:
The Company will be hosting a teleconference and webcast to discuss its 2009 second quarter financial results on Tuesday, August 11, 2009 at 2:00 p.m. Eastern Time.  Parties can listen on the webcast on the Point Blank Solutions website at www.PointBlankSolutionsInc.com and by clicking on “Investor Relations” or participate on the teleconference by dialing 866-202-1971 (International: 617-213-8842) and entering the pass code: 55782267.  Additionally, a replay of the webcast will be available on the Company’s website in the “Investor Relations” section or via teleconference within 24-hours after the completion of the call.  The domestic replay number is 888-286-8010 (International: 617-801-6888), pass code: 44899922.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.  The Company maintains facilities in Pompano Beach, FL and Jacksboro, TN. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY'S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN "RISK FACTORS," IN THE COMPANY'S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

Company Contact:	Media Contact:
Michelle Doery, Chief Financial Officer	Glenn Wiener, Media Relations
Tel: 954-630-0900	Tel: 212-786-6011 / Email: gwiener@GWCco.com

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POINT BLANK SOLUTIONS, INC.  AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash	$1,099	$1,707
Accounts receivable, less allowance for doubtful accounts of $556 and $279, respectively	21,227	33,620
Inventories, net	17,484	38,700
Income tax receivables	18	11,951
Deferred income taxes	12,181	14,829
Prepaid expenses and other current assets	1,883	2,782
Total current assets	53,892	103,589
Property and equipment, net	10,463	10,742
Other assets:
Deferred income taxes	13,409	10,931
Deposits and other assets	101	113
Total other assets	13,510	11,044
Total assets	$77,865	$125,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$2,336	$29,207
Term Loan	8,500	10,000
Note payable	2,950	2,950
Income taxes payable	-	285
Accounts payable	11,391	23,310
Accrued expenses and other current liabilities	7,880	4,927
Reserve for class action settlement	4,172	4,172
Vest replacement program obligation	409	410
Employment tax withholding obligation	7,898	8,154
Total current liabilities	45,536	83,415
Long term liabilities:
Unrecognized tax benefits	-	11,239
Other liabilities	452	418
Total long term liabilities	452	11,657
Total liabilities	45,988	95,072
Commitments and contingencies
Contingently redeemable common stock (related party)	19,326	19,326
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 51,699,297
shares and 51,446,585 shares issued and outstanding, respectively	48	48
Additional paid in capital	94,675	89,673
Accumulated deficit	(83,409)	(79,155)
Total Point Blank Solutions, Inc. stockholders' equity	11,314	10,566
Noncontrolling Interests	1,237	411
Total stockholders’ equity	12,551	10,977
Total liabilities and stockholders' equity	$77,865	$125,375

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net sales	$54,743	$11,085	$109,593	$60,987
Cost of goods sold	50,355	11,362	102,689	52,535
Gross profit (loss)	4,388	(277)	6,904	8,452
Selling, general and administrative expenses	8,658	6,332	14,480	14,782
Litigation and cost of investigations	402	1,793	1,162	3,688
Employment tax withholding credit	-	(26,059)	-	(26,071)
Total operating costs	9,060	(17,934)	15,642	(7,601)
Operating (loss) income	(4,672)	17,657	(8,738)	16,053

Interest (income) expense	(1,334)	195	(920)	394
Other (income) expense	(19)	50	(222)	(218)
Total other (income) expense	(1,353)	245	(1,142)	176
(Loss) income before income tax (benefit) expense	(3,319)	17,412	(7,596)	15,877
Income tax (benefit) expense	(2,220)	7,073	(4,168)	6,494
Net (loss) income	(1,099)	10,339	(3,428)	9,383
Net income (loss) attributable to the noncontrolling interests	667	(265)	826	(262)
Net (loss) income attributable to Point Blank Solutions, Inc.	$(1,766)	$10,604	$(4,254)	$9,645
Basic and diluted (loss) earnings per common share	$(0.03)	$0.21	$(0.08)	$0.19
Basic and diluted (loss) earnings per contingently redeemable share	$(0.04)	$0.21	$(0.09)	$0.19

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Six Months Ended
	June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(3,428)	$9,383
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,109	565
Amortization of deferred financing costs	59	59
Deferred income tax (benefit) expense	(6,579)	7,131
Gain on sale of fixed assets	-	(3)
Equity based compensation	511	1,715
Changes in assets and liabilities:
Accounts receivable	12,393	19,410
Inventories	21,216	(534)
Income tax receivable	11,933	7,423
Prepaid expenses and other current assets	840	(40)
Deposits and other assets	12	(39)
Accounts payable	(9,044)	(6,227)
Accrued expenses and other current liabilities	2,955	(1,273)
Vest replacement program obligation	(1)	(109)
Income taxes payable	(285)	-
Employment tax withholding obligation	(256)	(26,059)
Other liabilities	34	(76)
Net cash provided by operating activities	31,469	11,326

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	4
Purchases of property and equipment	(831)	(3,207)
Net cash used in investing activities	(831)	(3,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	(2,875)	(130)
Contributions from minority owners	-	250
Net repayment of revolving line of credit	(28,371)	(8,350)
Net proceeds from exercise of stock warrants	-	28
Net cash used in financing activities	(31,246)	(8,202)
Net decrease in cash and cash equivalents	(608)	(79)

Cash at beginning of period	1,707	213
Cash at end of period	$1,099	$134

Supplemental cash flow information:
Property and equipment acquired by issuing a note payable	$-	$2,500

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED JUNE 30,
(In thousands)

	2009	2008
Net (loss) income	$(1,766)	$10,604
Add back:
Depreciation and Amortization	531	330
Interest Expense	559	195
Income Taxes	(2,220)	7,073
Stock-based compensation	394	734
Litigation and cost of investigations	402	1,793
Payroll Tax Withholding Credit	-	(26,059)
Adjusted EBITDA	$(2,100)	$(5,330)

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
FOR THE SIX MONTHS ENDED JUNE 30,
(In thousands)

	2009	2008
Net (loss) income	(4,254)	$9,645
Add back:
Depreciation and Amortization	1,109	565
Interest Expense	1,025	394
Income Taxes	(4,168)	6,494
Stock based compensation	511	1,715
Litigation and cost of investigations	1,162	3,688
Payroll Tax Withholding Credit	-	(26,071)
Adjusted EBITDA	$(4,615)	$(3,570)